UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2022

Romeo Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)

(833) 467-2237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.        Other Events.

On June 14, 2022, Romeo Power, Inc. (the “Company”) called to order its 2022 annual meeting of stockholders (the “Annual Meeting”). The Company then adjourned the Annual Meeting without opening the polls on the matters that were scheduled to be submitted to a vote of the Company’s stockholders at the Annual Meeting in order to provide additional time to solicit proxies with respect to the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 250,000,000 to 350,000,000. The Annual Meeting has been adjourned to Thursday, June 30, 2022, at 10:00 a.m. (Pacific Time) with respect to all proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2022 (the “Proxy Statement”). No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting and described in the Proxy Statement.

The adjourned Annual Meeting will resume in a virtual format only via live webcast on June 30, 2022, at 10:00 a.m. (Pacific Time) at www.virtualshareholdermeeting.com/RMO2022. The record date for determining stockholders eligible to vote at the Annual Meeting will remain the close of business on April 18, 2022. Stockholders who have previously submitted a proxy or otherwise voted and who do not want to change their vote do not need to take any action. Proxies previously submitted with respect to the Annual Meeting will be voted on all proposals at the adjourned Annual Meeting unless properly revoked.

During the current adjournment, polls remain open and the Company continues to solicit votes from its stockholders with respect to all proposals set forth in the Proxy Statement.

At the time the Annual Meeting was called to order, proxies had been submitted by stockholders representing approximately 54% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, which constituted a quorum. At the time of the Annual Meeting, votes were sufficient to approve each of Proposals 1, 2, 3, 4 and 5 as set forth in the Proxy Statement. Although votes cast are approximately 84% in favor of Proposal 6, the Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, at the time the Annual Meeting was called to order, there were not sufficient votes to approve Proposal 6, which requires the affirmative vote of a majority in voting power of the Company entitled to vote on the proposal.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the adjourned Annual Meeting. The Company has filed with the SEC and made, and will make, the Proxy Statement available to its stockholders of record on April 28, 2022. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ADJOURNED ANNUAL MEETING.

Stockholders entitled to vote at the adjourned Annual Meeting may request, and the Company will provide at no cost, a copy of the proxy materials, including any exhibits to such filings, by writing or telephoning the Company at the following address: Corporate Secretary of Romeo Power, Inc., 4380 Ayers Ave., Vernon, CA 90058 or an oral request at (833) 467-2237. Stockholders may also access these filings at the Company’s website under the “Investors” link at www.romeopower.com.

Participants in the Solicitation

The Company and its directors, director nominees, and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the matters to be considered at the adjourned Annual Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons are described in the Proxy Statement.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the date of the Company’s adjourned Annual Meeting. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties detailed from time to time in filings the Company makes with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date:	June 15, 2022	By:	/s/ Matthew Sant
		Name:	Matthew Sant
		Title:	General Counsel and Secretary